UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2007

Date of Report (Date of earliest event reported)

Emergency Filtration Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Cassia Way, Suite A115, Henderson, Nevada	89014
(Address of principal executive offices)	(Zip Code)

(702) 558-5164

Registrant's telephone number, including area code

Item 3.02 Unregistered Sales of Equity Securities

On February 1, 2007, Emergency Filtration Products, Inc. (the “Company”) completed the sale of 1,460,565 shares of its restricted common stock in a private placement with accredited investors for aggregate proceeds of $750,000.  The price per shares was $0.5135 which represents a discount of 35% to the closing market price of $0.79 for the Company’s common stock as quoted on the NASDAQ OTC Bulletin Board on the date of the investment.  The discount was offered based on the restricted nature of the stock issued.  The shares were issued in reliance on the exemption from registration and prospectus delivery requirements set forth in Section 3(b) and/or Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

Item 8.01 Other Events

In connection with the above private placement, the Company announced an agreement with an accredited investor to invest up to an additional $900,000 in two tranches payable on or before March 1, 2007 and May 1, 2007, respectively.  Per the agreement, the aggregate 1,752,678 shares will be issued as the funds are received at $0.5135 per share, the same price per share as the original investment.

The full text of the press release pertaining to the above items is included as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits

Exhibit 99

Press release dated February 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 2, 2007

Emergency Filtration Products, Inc.

By:  /S/ Philip Dascher

Philip Dascher, Chief Executive Officer